1947K/WPAWestern Pacific Airline                   (CONFIDENTIALITY REQUESTED)

CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-21 AS
INDICATED BY "(XXX)"






                               PURCHASE AGREEMENT

                                     between

                               THE BOEING COMPANY

                                       and

                         WESTERN PACIFIC AIRLINES, INC.






                    Relating to Boeing Model 737-300 Aircraft

                         Purchase Agreement Number 1947


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                                TABLE OF CONTENTS

                                                                  Page     SA
                                                                 Number   Number
                                TABLE OF CONTENTS

                                                                  Page     SA
                                                                 Number   Number

ARTICLES

1.  Subject Matter of Sale.........................................1-1     SA-1

2.  Delivery, Title and Risk
    of Loss........................................................2-1     SA-1

3.  Price of Aircraft..............................................3-1     SA-1

4.  Taxes..........................................................4-1

5.  Payment........................................................5-1

6.  Excusable Delay................................................6-1

7.  Changes to the Detail
    Specification..................................................7-1

8.  Federal Aviation Requirements and
    Certificates and Export License................................8-1

9.  Representatives, Inspection,
    Flights and Test Data..........................................9-1

10. Assignment, Resale or Lease...................................10-1

11. Termination for Certain Events................................11-1

12. Product Assurance; Disclaimer and
    Release; Exclusion of Liabilities;
    Customer Support; Indemnification
    and Insurance.................................................12-1

13. Buyer Furnished Equipment and
    Spare Parts...................................................13-1

14. Contractual Notices and Requests..............................14-1

15. Miscellaneous.................................................15-1

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                                TABLE OF CONTENTS


                                                                            SA
                                                                          Number

EXHIBITS


A      Aircraft Configuration.............................................

B      Product Assurance Document.........................................

C      Customer Support Document..........................................

D      Price Adjustments Due to
       Economic Fluctuations -
       Airframe and Engines...............................................

E      Buyer Furnished Equipment
       Provisions Document................................................

F      Defined Terms Document.............................................


LETTER AGREEMENTS


1947-1  Disclosure of Confidential
        Information........................................................

1947-2  Waiver of Aircraft Demonstration
        Flights............................................................

1947-3  Seller Purchased Equipment.........................................

1947-4  Spare Parts Support for Flight
        Training...........................................................



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                                TABLE OF CONTENTS


                                                                            SA
                                                                          Number

RESTRICTED LETTER AGREEMENTS


6-1162-JDR-393   Aircraft Performance Guarantees.............................

6-1162-JDR-394   Certain Contractual Matters.................................

6-1162-JDR-395   Advance Payment Matters....................................SA-1

6-1162-JDR-396   Escalation Matters..........................................

6-1162-JDR-397   Promotion Support...........................................

6-1162-JDR-398   Customer Support Matters...................................SA-1

6-1162-JDR-399   Configuration Matters......................................SA-1

6-1162-JDR-400   Miscellaneous Matters.......................................

6-1162-JDR-401   Product Assurance Matters...................................

6-1162-JDR-418   Board of Directors Approval.................................



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


                           PURCHASE AGREEMENT NO. 1947

                                   Relating to

                          BOEING MODEL 737-300 AIRCRAFT




             This Agreement is entered into as of August 21, 1996 by and between The Boeing Company, a Delaware corporation, with its principal office in Seattle, Washington (Boeing), and Western Pacific Airlines, Inc. a Delaware corporation, with its principal office in Colorado Springs, Colorado (Buyer).


Accordingly, Boeing and Buyer agree as follows:



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ARTICLE 1.   Subject Matter of Sale.

             1.1 The Aircraft. Boeing will manufacture and deliver to Buyer and Buyer will purchase and accept delivery from Boeing of six (6) Boeing Model 737-300 aircraft (the Aircraft) manufactured in accordance with Boeing detail specification D6-38604-28 dated as of even date herewith, as described in Exhibit A, as modified from time to time in accordance with this Agreement (Detail Specification).

             1.2 Additional Goods and Services. In connection with the sale of the Aircraft, Boeing will also provide to Buyer certain other things under this Agreement, including data, documents, training and services, all as described in this Agreement.

             1.3 Performance Guarantees. Any performance guarantees applicable to the Aircraft will be expressly included in this Agreement. Where performance guarantees are included in this Agreement other than within the Detail Specification, such guarantees will be treated as being incorporated in the Detail Specification by this reference.

             1.4 Defined Terms. For ease of use, certain terms are treated as defined terms in this Agreement. Such terms are identified with a capital letter and set forth and/or defined in Exhibit F.


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ARTICLE 2.   Delivery, Title and Risk of Loss.

             2.1 Time of Delivery. The Aircraft will be delivered to Buyer by Boeing, and Buyer will accept delivery of the Aircraft, in accordance with the following schedule:

             Month and Year
               of Delivery                           Quantity of Aircraft
             --------------                          --------------------
             May 1997                                         Two (2)
             June 1997                                        Two (2)
             November 1997                                    One (1)
             December 1997                                    One (1)

             2.2 Notice of Target Delivery Date. Boeing will give Buyer notice of the Target Delivery Date of the Aircraft approximately 30 days prior to the scheduled month of delivery.

             2.3 Notice of Delivery Date. Boeing will give Buyer at least 7 days notice of the delivery date of the Aircraft. If an Aircraft delivery is delayed beyond such delivery date due to the responsibility of Buyer, Buyer will reimburse Boeing for all costs incurred by Boeing as a result of such delay, including amounts for storage, insurance, Taxes, preservation or protection of the Aircraft and interest on payments due.

             2.4 Place of Delivery. The Aircraft will be delivered at a facility selected by Boeing in the State of Washington, unless mutually agreed otherwise.

             2.5 Title and Risk of Loss. Title to and risk of loss of an Aircraft will pass from Boeing to Buyer upon delivery of such Aircraft, but not prior thereto.

             2.6 Bill of Sale. Upon delivery of an Aircraft Boeing will deliver to Buyer a bill of sale conveying good title to such Aircraft, free of any encumbrances.


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ARTICLE 3.   Price of Aircraft.

             3.1 Definitions.

             3.1.1 Special Features are the features incorporated in Exhibit A which have been selected by Buyer.

             3.1.2 Base Airframe Price is the Aircraft Basic Price excluding the price of Special Features and Engines.

             3.1.3 Engine Price is the price set forth below and in Exhibit D established by the Engine manufacturer for the Engines installed on the Aircraft including all accessories, equipment and parts.

             3.1.4 Aircraft Basic Price is comprised of the Base Airframe Price, the Engine Price and the price of the Special Features.

             3.1.5 Economic Price Adjustment is the adjustment to the Aircraft Basic Price (Base Airframe, Engine and Special Features) as calculated pursuant to Exhibit D.

             3.2 Aircraft Basic Price.

             The Aircraft Basic Price, expressed in July 1995 dollars, is set forth below:

              Base Airframe Price:                           [XXXXXXXXX]
              Special Features                               [XXXXXXXXX]
              Engine Price                                   [XXXXXXXXX]

              Aircraft Basic Price                           [XXXXXXXXX]


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             3.3 Aircraft  Price.  The Aircraft Price will be established at the time of delivery of such Aircraft to Buyer and will be the sum of:

             3.3.1 the Aircraft Basic Price, which is [XXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX];
plus

             3.3.2 the Economic Price Adjustments for the Aircraft Basic Price, as calculated pursuant to the formulas set forth in Exhibit D (Price Adjustments Due to Economic Fluctuations - Airframe and Engine); plus

             3.3.3 other price adjustments made pursuant to this Agreement or other written agreements executed by Boeing and Buyer.

             3.4 Advance Payment Base Price.

             3.4.1 Advance Payment Base Price. For advance payment purposes, the following estimated delivery prices of the Aircraft have been established, using currently available forecasts of the escalation factors used by Boeing as of the date of signing this Agreement. The Advance Payment Base Price of each Aircraft is set forth below:

             Month and Year of                   Advance Payment Base
             Scheduled Delivery                   Price per Aircraft
             ------------------                  --------------------
             May 1997                                 [XXXXXXXXX]
             June 1997                                [XXXXXXXXX]
             November 1997                            [XXXXXXXXX]
             December 1997                            [XXXXXXXXX]



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





ARTICLE 4.   Taxes.

             4.1 Taxes. Buyer will pay all Taxes imposed by any domestic or foreign taxing authority arising out of or in connection with this Agreement or performance pursuant to it. In this Agreement, "Taxes" are defined as all taxes, fees, charges or duties and any interest, penalties, fines, or other additions to tax, including, but not limited to, sales, use, value added, gross receipts, stamp, excise, transfer and similar taxes, except U.S. federal income taxes and Washington State business and occupation tax imposed on Boeing.

             4.2  Taxes  Relating  to  Buyer  Furnished   Equipment.   Buyer  is
responsible for the proper filing of all tax returns, reports and declarations and payment of all taxes related to or imposed on Buyer Furnished Equipment.

             4.3 Reimbursement of Boeing. Buyer will promptly reimburse Boeing on demand, net of additional taxes thereon, for any Taxes that are imposed on and paid by Boeing or for which Boeing is responsible for collecting.



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ARTICLE 5.   Payment.

             5.1 Advance Payment Schedule. Advance payment for each Aircraft will be made to Boeing by Buyer as follows:

Due Date of Payment                                   Amount Due per Aircraft
------------------                                    -----------------------
                                                         (Percentage times
                                                     Advance Payment Base Price)

Upon signing the Agreement                                   1% (less the
                                                               Deposit)

24 months prior to the first                                 4%
day of the scheduled delivery
month of such Aircraft

21 months prior to the first                                 5%
day of the scheduled delivery
month of such Aircraft

18 months prior to the first                                 5%
day of the scheduled delivery
month of such Aircraft

12 months prior to the first                                 5%
day of the scheduled delivery
month of such Aircraft

9 months prior to the first                                  5%
day of the scheduled delivery
month of such Aircraft

6 months prior to the first                                  5%
day of the scheduled delivery
month of such Aircraft
                                                            ----
              Total                                          30%


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             5.2 Payment at Delivery.  The Aircraft Price, less Advance Payments received by Boeing, is due on delivery of such Aircraft to Buyer.

             5.3 Form of Payments. All payments due under this Article 5 will be made by Buyer to Boeing by unconditional deposit in a bank account in the United States designated by Boeing or in other immediately available funds. All prices and payments set forth in this Agreement are in United States Dollars.

             5.4 Monetary and Government Regulations. Buyer will be responsible for complying with all monetary control regulations and for obtaining necessary governmental authorizations related to payments hereunder.


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





ARTICLE 6.   Excusable Delay.

             6.1 General. Boeing will not be liable for or be deemed to be in default under this Agreement on account of any delay in delivery of any Aircraft or other performance hereunder arising out of causes such as: acts of God; war, armed hostilities, riots, fires, floods, earthquakes or serious accidents; governmental acts or failures to act affecting materials, facilities or Aircraft; strikes or labor troubles causing cessation, slowdown or interruption of work; damage to an Aircraft; failure of or delay in transportation; or inability, after due and timely diligence, to procure materials, systems, accessories, equipment or parts; or arising out of any other cause to the extent it is beyond Boeing's control or not occasioned by Boeing's fault or negligence. A delay resulting from such causes is referred to as an "Excusable Delay".

             6.2 Excusable Delay of 12 Months.

             6.2.1 Anticipated Delay. If Boeing concludes, based on its appraisal of the facts and normal scheduling procedures, that due to an Excusable Delay, delivery of an Aircraft will be delayed more than 12 months beyond the month in which delivery is scheduled, Boeing will promptly so notify Buyer in writing and either party may then terminate this Agreement with respect to such Aircraft by giving written notice to the other within 15 days after receipt by Buyer of Boeing's notice. Failure of a party to terminate the purchase of an Aircraft for an Excusable Delay pursuant to this paragraph results in a waiver of that party's right to terminate the purchase of such Aircraft for any delay in delivery caused by such Excusable Delay.

             6.2.2 Actual Delay. If, due to an Excusable Delay, delivery of an Aircraft is delayed for more than 12 months beyond the month in which delivery is scheduled, and such right to terminate has not been waived under paragraph 6.2.1, either party may terminate this Agreement with respect to such Aircraft by giving written notice to the other within 15 days after the expiration of such 12-month period.

             6.3 Aircraft Damaged Beyond Repair. If, prior to delivery, an Aircraft is destroyed or damaged beyond economic repair due to any cause, Boeing will promptly notify Buyer in writing and either party may then terminate this Agreement with respect to such Aircraft. If Boeing does not so terminate this Agreement with respect to such Aircraft, such notice will specify the earliest date

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reasonably possible,  consistent with Boeing's other contractual commitments and production capabilities, by which Boeing will deliver a replacement for such Aircraft. This Agreement will thereupon terminate as to such Aircraft, unless Buyer gives Boeing written notice, within 30 days after receipt of Boeing's notice, that Buyer desires the proposed replacement for such Aircraft.

             6.4 Agreement Revision. If an Aircraft is delayed, or destroyed or damaged beyond economic repair, and this Agreement is not terminated pursuant to this Article, this Agreement will be appropriately revised.

             6.5 Agreement Termination.

             6.5.1 Termination under this Article will discharge all obligations and liabilities of Boeing and Buyer hereunder with respect to terminated Aircraft and all related undelivered items and services, except that Boeing will return to Buyer, without interest, all advance payments related to such Aircraft,

             6.5.2 If either party terminates this Agreement as to any Aircraft pursuant to this Article, Boeing may, upon written notice to Buyer within 30 days after such termination, purchase from Buyer any Buyer Furnished Equipment related to such Aircraft, at the invoice prices paid, or contracted to be paid, by Buyer.

             6.6 Exclusive Rights. The termination rights set forth in this Article are in substitution for any and all other rights of termination or contract lapse or any other claim arising by operation of law by virtue of delays in performance covered by this Article.


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ARTICLE 7.   Changes to the Detail Specification.

             7.1 Development Changes. Boeing may, at its own expense and without Buyer's consent, incorporate Development Changes in the Detail Specification and the Aircraft prior to delivery to Buyer. Development Changes are defined as changes to the basic specification for Model 737-300 aircraft that do not affect the Aircraft Purchase Price or adversely affect Aircraft delivery, guaranteed weight, guaranteed performance or compliance with the interchangeability or replaceability requirements set forth in the Detail Specification. If Boeing makes changes pursuant to this paragraph, Boeing will promptly notify Buyer of such changes.

             7.2 Change Orders. The Detail Specification and associated provisions of this Agreement may be amended by mutual agreement by Change Order or other written agreement executed by the parties, which will state the particular changes to be made and any effect on design, performance, weight, balance, time of delivery, Aircraft Basic Price and Advance Payment Base Price.



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


ARTICLE 8.   Federal Aviation Requirements and
             Certificates.

             8.1 FAA Certificates.

             8.1.1 Boeing will obtain from the Federal  Aviation  Administration
(FAA):

             8.1.1.1 a Type Certificate  (transport category) issued pursuant to
Part 21 of the Federal Aviation Regulations for the type of aircraft covered by this Agreement, and

             8.1.1.2 a Standard Airworthiness Certificate for each Aircraft issued pursuant to Part 21 of the Federal Aviation Regulations, which will be provided to Buyer with delivery of the Aircraft.

             8.1.2 Boeing will not be obligated to obtain any other certificates or approvals for the Aircraft.

             8.1.3 If the use of either FAA certificate is discontinued prior to delivery of an Aircraft, references in this Agreement to such discontinued certificate will be deemed references to its superseding FAA certificate. If the FAA does not issue a superseding certificate, Boeing's only obligation under this paragraph will be to comply with the Detail Specification.

             8.2 FAA Manufacturer Changes.

             8.2.1 If the FAA, or any other governmental agency having jurisdiction, requires any change to the Aircraft, data relating to the Aircraft, or testing of the Aircraft in order to obtain the Standard Airworthiness Certificate (Manufacturer Change), such Manufacturer Change will be made prior to delivery of such Aircraft.

             8.2.2 If prior to Aircraft delivery a Manufacturer Change is required to be incorporated in an Aircraft, it will be incorporated at no charge to Buyer, unless the requirement is promulgated subsequent to the date of this Agreement, in which case Buyer will pay Boeing's

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


charge only for Aircraft scheduled for delivery to Buyer 18 months or more after the date of this Agreement.

             8.3 FAA Operator Changes.

             8.3.1 Boeing will deliver each Aircraft with the changes in equipment incorporated (or, at Boeing's sole discretion, with suitable provisions for the incorporation of such equipment) that is required by Federal Aviation Regulations which (i) are generally applicable with respect to transport category aircraft to be used in United States certified air carriage and (ii) have to be complied with on or before the date of delivery of such Aircraft (Operator Changes).

             8.3.2 If Operator Changes are incorporated in an Aircraft, Buyer will pay Boeing's charge applicable to such Aircraft.

             8.4 Delays; Changes to this Agreement. If delivery of an Aircraft is delayed due to the incorporation of a Manufacturer Change or an Operator Change, the delivery of the Aircraft will be appropriately revised to reflect such delay. This Agreement will also be revised to reflect appropriate changes in the Aircraft Price, design, performance, weight and balance due to the incorporation of a Manufacturer Change or an Operator Change.



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ARTICLE 9.   Representatives, Inspection,
             Flights and Test Data.

             9.1 Office Space at Boeing. From a date 12 months prior to delivery of the first Aircraft, and until the delivery of the last Aircraft, Boeing will furnish, without additional charge, suitable office space and equipment in or conveniently located near its plant in Seattle for the accommodation of up to three (3) personnel of Buyer.

             9.2 Inspection by Buyer. Designated representatives of Buyer may inspect the manufacturing of the Aircraft at all reasonable times. However, if access to any part of Boeing's plant is restricted by the United States Government, Boeing will be allowed a reasonable time to arrange for inspection elsewhere. All inspections by Buyer's representatives will be performed so as not to hinder manufacture or performance by Boeing.

             9.3 Aircraft Flight. Prior to delivery, each Aircraft will be flown by Boeing for such periods as may be required to demonstrate to Buyer the function of the Aircraft and its equipment in accordance with Boeing's production flight test procedures. The aggregate duration of such flights will be not less than 1-1/2 hours or more than 4 hours. Five persons designated by Buyer may participate in such flights as observers.

             9.4 Test Data. Boeing will furnish to Buyer, as soon as practicable, flight test data obtained on an aircraft of the type purchased hereunder, certified as correct by Boeing, to evidence compliance with any performance guarantees set forth in this Agreement. Any Performance Guarantee will be deemed to be met if reasonable engineering interpretations and calculations based on such flight test data establish that the Aircraft would, if actually flown, comply with such guarantee.

             9.5 Special Aircraft Test Requirements. Boeing may use the Aircraft for flight and ground tests prior to delivery to Buyer, without reduction in the Aircraft Purchase Price, if such tests are deemed necessary by Boeing to:

             9.5.1  obtain  or  maintain  the  Type   Certificate   or  Standard
Airworthiness Certificate for the Aircraft; or

             9.5.2 evaluate aircraft improvement changes that may be offered for production or retrofit incorporation in any aircraft.

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             9.6  Indemnity.  Boeing will  indemnify and hold harmless Buyer and
Buyer's observers from and against all claims and liabilities, including costs and expenses (including attorneys' fees) incident thereto, for injury to or death of any person or persons, including employees of Boeing but excluding employees, officers or agents of Buyer, or for loss of or damage to any property, arising out of or in connection with the operation of the Aircraft during all demonstration and test flights conducted under the provisions of this Article, whether or not arising in tort or occasioned in whole or in part by the negligence of Buyer or any of Buyer's observers, whether active, passive or imputed.


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ARTICLE 10.  Assignment, Resale or Lease.

             10.1 Assignment. This Agreement will inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns. Neither the rights nor the duties of either party under this Agreement may be assigned or delegated, or contracted to be assigned or delegated, in whole or part, without the prior written consent of the other party, except that:

             10.1.1 Either party may assign its interest to a  corporation  that
(i) results from any merger or reorganization of such party or (ii) acquires substantially all the assets of such party;

             10.1.2 Boeing may assign its rights to receive money; and

             10.1.3 Boeing may assign all or any part of its rights and obligations under this Agreement to any wholly owned subsidiary of Boeing, provided that Boeing will remain fully and solely responsible to Buyer for all obligations and liabilities as the seller of the Aircraft, and Buyer will continue to deal exclusively with Boeing.

             10.2 Transfer by Buyer at Delivery. Buyer may, and at Buyer's request Boeing will, take any action reasonably required for the purpose of causing an Aircraft, at time of delivery, to be subjected to an equipment trust, conditional sale, lien or other arrangement for the financing by Buyer of such Aircraft. No action taken by either party pursuant to this paragraph, however, will require Boeing to divest itself of title to or possession of such Aircraft until delivery and payment therefor pursuant to this Agreement.

             10.3 Sale by Buyer After Delivery. If, following delivery of any Aircraft, Buyer sells such Aircraft (including any sale for financing purposes), then all of Buyer's rights with respect to such Aircraft under this Agreement will inure to the benefit of the purchaser of such Aircraft, effective upon Boeing's receipt of such purchaser's express written agreement, in form satisfactory to Boeing, to be bound by and to comply with all applicable terms, conditions and limitations of this Agreement.

             10.4 Lease by Buyer After Delivery. If, following delivery of any Aircraft, Buyer leases such Aircraft, Buyer will not assign to the lessee of such Aircraft any rights under this Agreement without Boeing's prior written consent, which consent will not be unreasonably withheld.

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             10.5 No Increase in Boeing  Liability.  No action taken by Buyer or
Boeing relating to the assignment, resale or lease of any Aircraft or this Agreement will subject Boeing to any liability beyond that in this Agreement or modify in any way Boeing's obligations under this Agreement.

             10.6 Exculpatory or Indemnity Clause in Post-Delivery Sale or Lease. If, following delivery of an Aircraft, Buyer sells or leases such Aircraft and obtains from the transferee an exculpatory or indemnity clause protecting Buyer, Buyer will include the same protection for Boeing.


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



ARTICLE 11.  Termination for Certain Events.

             11.1 Termination. This Agreement may be terminated at any time with regard to undelivered Aircraft and items and unperformed services by notice in writing by either party hereto if the other party:

             11.1.1 Ceases doing business as a going concern, suspends all or substantially all its business operations, makes an assignment for the benefit of creditors, is insolvent, or generally does not pay its debts, or admits in writing its inability to pay its debts; or

             11.1.2 Petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets; commences any legal proceeding such as insolvency, bankruptcy, reorganization, readjustment of debt, dissolution or liquidation available for the relief of financially distressed debtors; or becomes the object of any such proceeding, unless such proceeding is dismissed or stayed within a reasonable period, not to exceed 60 days.

             11.2 Repayment of Advance Payments. If this Agreement is terminated with regard to any Aircraft by Buyer under this Article, Boeing will repay to Buyer, without interest, any advance payments received by Boeing from Buyer with respect to such Aircraft.


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ARTICLE 12.  Product Assurance; Disclaimer and Release;
             Exclusion of Liabilities; Customer Support;
             Indemnification and Insurance.

             12.1  Product  Assurance.   Boeing  and  Buyer  are  bound  by  the
provisions of Exhibit B hereto (Product Assurance Document).

             12.2 DISCLAIMER AND RELEASE. THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF BOEING AND THE REMEDIES OF BUYER SET FORTH IN THE PRODUCT ASSURANCE DOCUMENT ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF BOEING AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF BUYER AGAINST BOEING, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN ANY AIRCRAFT OR OTHER THING PROVIDED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO:

                         (A)  ANY  IMPLIED   WARRANTY  OF   MERCHANTABILITY   OR
                              FITNESS;

                         (B)  ANY  IMPLIED   WARRANTY  ARISING  FROM  COURSE  OF
                              PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

                         (C) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF BOEING (WHETHER ACTIVE, PASSIVE OR IMPUTED); AND

                         (D) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT.

             12.3 EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES. BOEING WILL HAVE NO OBLIGATION OR LIABILITY, WHETHER ARISING IN CONTRACT (INCLUDING WARRANTY), TORT (INCLUDING ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE) OR OTHERWISE, FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN ANY AIRCRAFT OR OTHER THING PROVIDED UNDER THIS AGREEMENT.

             12.4 Definitions. For the purposes of this Article, the term "BOEING" means The Boeing Company, its divisions, subsidiaries and affiliates, the assignees of each, and their directors, officers, employees and agents.

P.A. 1947                              12-1
K/WPA


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             12.5 Customer Support and  Indemnification;  Insurance.  Boeing and
Buyer are bound by the provisions of Exhibit C hereto (Customer Support Document), which includes indemnification and insurance requirements related to the use of Customer Support Services.


P.A. 1947                              12-2
K/WPA


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ARTICLE 13.  Buyer Furnished Equipment and Spare Parts.

             13.1 Buyer Furnished Equipment. Boeing and Buyer are bound by the provisions of Exhibit E (Buyer Furnished Equipment Document), which includes indemnification requirements related to Buyer Furnished Equipment.

             13.2 Purchase of Boeing Spare Parts. Boeing will sell to Buyer and Buyer will purchase from Boeing materials, spare parts, assemblies, tools and items of equipment relating to the Aircraft pursuant to Customer Services General Terms Agreement No. 3R, when executed.



P.A. 1947                              13-1
K/WPA

ARTICLE 14.  Contractual Notices and Requests.

             All notices and requests relating to this Agreement will be in English, and may be transmitted by any customary means of written communication addressed as follows:

             Buyer:                  Western Pacific Airlines, Inc.
                                     2864 South Circle Drive
                                     Suite 1100
                                     Colorado Springs, Colorado   80906

                                     Attention:               President

             Boeing:                 Boeing Commercial Airplane Group
                                     P.O. Box 3707
                                     Seattle, Washington 98124-2207
                                     U.S.A.

                                     Attention:           Vice President -
Contracts
                                                          Mail Stop 75-38

or to such other address as specified elsewhere herein or as otherwise directed in writing by either party. The effective date of any such notice or request will be the date on which it is received by the addressee.


P.A. 1947                              14-1
K/WPA


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ARTICLE 15.  Miscellaneous.

             15.1 Government Approval. Boeing and Buyer will use their best reasonable efforts to assist each other in obtaining any United States Governmental agency consents or approvals necessary or appropriate to effect certification and sale of the Aircraft under this Agreement.

             15.2  Headings.   Article  and  paragraph  headings  used  in  this
Agreement are for convenient reference only and are not intended to affect the interpretation of this Agreement.

             15.3 Entire  Agreement;  Amendments.  This  Agreement  contains the entire agreement between the parties concerning the subject matter hereof and supersedes all previous proposals, understandings, commitments or representations whatsoever, oral or written. This Agreement may be changed only in writing signed by authorized representatives of Boeing and Buyer, except in the case of certain changes permitted or required by this Agreement.

             15.4 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY THE LAW OF THE STATE OF WASHINGTON, U.S.A., EXCLUSIVE OF WASHINGTON'S CONFLICTS OF LAWS RULES.

             15.5 Severability. If any of the provisions of this Agreement be held unlawful or otherwise ineffective by a court of competent jurisdiction, the remainder of the Agreement will remain in full force.

P.A. 1947                              15-1
K/WPA

             15.6 Negotiated Agreement. This Agreement, including the provisions of Article 12 relating to DISCLAIMER AND RELEASE, the Exclusion of Consequential and Other Damages, and the provisions relating to indemnification and insurance set forth in this Agreement, has been the subject of discussion and negotiation and is fully understood by the parties; the Aircraft Purchase Price and other agreements of the parties set forth in this Agreement were arrived at in consideration of such provisions.


                            *************************


WESTERN PACIFIC AIRLINES, INC.            THE BOEING COMPANY




By                                        By
   ---------------------------               --------------------------
Its                                       Its
   ---------------------------               --------------------------

P.A. 1947                              15-2
K/WPA


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